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                                                                      Exhibit 23





                        Consent of Independent Auditors





            We consent to the incorporation by reference in the Registration Statements (Form S-8 Number 33-11335) pertaining to the McDonald & Company Investments, Inc. Stock Option Plan, Registration Statement (Form S-8 Number 33-37603) pertaining to the McDonald & Company Investments, Inc. 1990 Stock Option Plan for Outside Directors, and Registration Number 33-54521 pertaining to the McDonald & Company Investments, Inc. 1993 Stock Bonus Plan, of our report dated May 2, 1995, with respect to the consolidated financial statements of McDonald & Company Investments, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 31, 1995.


                                        /s/ Ernst & Young LLP




Cleveland, Ohio
June 21, 1995





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